Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2010

FINANCIAL RESULTS AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510 kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (February 4, 2011) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces annual and fourth quarter 2010 financial results. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2010 Highlights:

	Q4	Annual
Net income (000’s)	$462	$3,605
Diluted EPS	$0.14	$1.11
Net Interest Margin	4.41%	4.38%
Total equity to assets		9.64%
Allowance for loan losses to total loans		1.74%
Total loan growth (000’s)		$4.40
Retail deposit growth (000’s)		$21.00

John R. Milleson, President and CEO, stated, “In light of the difficult economic conditions of 2010, we are pleased to report earnings of $3.6 million, a 4.8% increased from 2009. Our focus over the past two years has been on asset quality and properly reserving against potential losses. Strong core earnings had allowed us to provision $6.3 million in allowance for loan losses and still produce modest profits. For the year, the Company also experienced moderate balance sheet growth with core deposits increasing by $21.0 million and the loan portfolio by $4.4 million. Another favorable item to highlight for 2010 is the increase in the shareholder dividend by $0.01 to pay $0.69 per common share for the year. We’re proud to note that in 2010, Eagle Financial Services, Inc. was one of the few bank holding companies in Virginia able to increase its dividend.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended December 31, 2010 was $5.7 million which represented an increase of 3.7% when compared to $5.5 million for the same period in 2009. Net interest income for the year ended December 31, 2010 was $22.3 million which represented an increase of 7.7% when compared to $20.7 million in 2009. This increase in net interest income resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $6.0 million for the quarter ended December 31, 2010, reflecting an increase of $40,000 from the quarter ended December 31, 2009. Total loan interest income was $23.5 million for the year ended December 31, 2010, reflecting an increase of $528,000 from the year ended December 31, 2009. Average loans for the quarter ended December 31, 2010 were $411.1 million compared to $400.0 million for the same period in 2009. Average loans for the year ended December 31, 2010 were $407.7 million compared to $391.4 million for the same period in 2009. The tax equivalent yield on average loans for the quarter ended December 31, 2010 was 5.80%, down 12 basis points from the same time period in 2009. The tax equivalent yield on average loans for the year ended December 31, 2010 was 5.80%, down 11 basis points from the same time period in 2009. Interest income from the investment portfolio was $1.1 million for the quarter ended December 31, 2010 and $1.0 million for the same period in 2009. Interest income from the investment portfolio was $3.9 million for the year ended December 31, 2010 and $4.1 million for the same period in 2009.

Total interest expense for the three months ended December 31, 2010 was $1.3 million and $1.4 million for three months ended December 31, 2009. Total interest expense for the year ended December 31, 2010 was $5.5 million, representing a decrease of $1.3 million or 18.6% from the year ended December 31, 2009. The average cost of interest bearing liabilities decreased 18 basis points when comparing the quarter ended December 31, 2010 to the same time period in 2009. The average cost of interest bearing liabilities decreased 38 basis points when comparing the year ended December 31, 2010 to the same time period in 2009. The average balance of interest bearing liabilities increased $18.8 million from the quarter ended December 31, 2009 to the same period in 2010. The average balance of interest bearing liabilities increased $14.3 million from the year ended December 31, 2009 to the same period in 2010.

The net interest margin was 4.41% for the quarter ended December 31, 2010. When compared to the quarter ended December 31, 2009, the net interest margin decreased 11 basis points. The net interest margin was 4.38% for the year ended December 31, 2010. When compared to the year ended December 31, 2009, the net interest margin increased seven basis points. This increase was attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $2.2 million for the three months ended December 31, 2010, compared to $1.5 million for the quarter ended December 31, 2009. Provisions for loan losses were $6.3 million for the year ended December 31, 2010, compared to $4.4 million for the year ended December 31, 2009. The ratio of allowance for loan losses to total loans was 1.74% at December 31, 2010 and 1.48% at December 31, 2009. The ratio of allowance for loan losses to total nonaccrual loans was 84.89% at December 31, 2010 and 117.08% at December 31, 2009. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The increased provision for the quarter and the year resulted from both the increase in specific allocations related to additional nonaccrual loans and also to an adjustment to the Bank’s method of analysis of the allowance for loan losses with respect to the Bank’s loss history. The period of loss history consider for the analysis was shortened in order to better reflect the level of losses that the Bank is currently realizing.

Non performing assets increased from $7.9 million or 1.48% of total assets at December 31, 2009 to $10.2 million or 1.83% of total assets at December 31, 2010. This increase mostly resulted from additions to non accrual loans. During the fourth quarter of 2010, the Bank placed six loans totaling $2.2 million on non accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. The majority of the loans placed on nonaccrual status during the fourth quarter is secured by real estate and have allocated specific allowances totaling $675,000.

One real estate asset valued at $70,000 was foreclosed upon during the fourth quarter of 2010 while three sales of foreclosed property valued at $403,000 were realized during the same period. Loans greater than 90 days past due decreased from $13,000 at December 31, 2009 to $10,000 at December 31, 2010.

The Company realized $2.9 million in net charge-offs for the quarter ended December 31, 2010 versus $376,000 for the same period in 2009. The Company realized $5.2 million in net charge-offs for the year ended December 31, 2010 versus $2.9 for the same period in 2009. The majority of the net charge offs related to several partial charge offs, together totaling $3.2 million, on loans collateralized by residential development property and commercial real estate. Early in 2009, the Company developed a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Non Interest Income and Non Interest Expense

Noninterest income was $1.3 million for the quarters ended December 31, 2010 and 2009. Noninterest income was $5.5 million for the year ended December 31, 2010 and $4.6 million for the same period in 2009. Noninterest expense was $4.4 million for the quarters ended December 31, 2010 and 2009. Noninterest expense was $16.8 million and $16.5 million for the years ended December 31, 2010 and 2009, respectively. The Company has continued to diligently manage and monitored its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2010 were $558.3 million, which represented an increase of $23.0 million or 4.3% from total assets of $535.4 million at December 31, 2009. Total loans increased $4.4 million from $409.9 million at December 31, 2009 to $408.4 million at December 31, 2010. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $30.7 million to $428.8 million at December 31, 2010 from $398.1 million at December 31, 2009. The Company held $19.9 million in brokered deposits at December 31, 2010. At December 31, 2009 brokered deposits were $9.9 million.

Securities sold under agreement to repurchase were $14.4 million at December 31, 2010 and $14.0 million at December 31, 2009. Borrowings with the Federal Home Loan Bank of Atlanta were $52.3 million at December 31, 2010 and $62.3 million at December 31, 2009.

Equity

Shareholders’ equity at December 31, 2010 was $53.8 million and $51.6 million at December 31, 2009. The book value of the Company at December 31, 2010 was $16.50 per common share. Total common shares outstanding were 3,262,249 at December 31, 2010. On January 19, 2011, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of January 31, 2011 and payable on February 15, 2011.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q10	3Q10	2Q10	1Q10	4Q09

Net Income (dollars in thousands)	$462	$81	$1,484	$1,578	$792
Earnings per share, basic	$0.14	$0.03	$0.46	$0.49	$0.25
Earnings per share, diluted	$0.14	$0.02	$0.46	$0.49	$0.25

Return on average total assets	0.33%	0.06%	1.07%	1.19%	0.59%
Return on average total equity	3.36%	0.59%	11.13%	12.17%	6.15%
Dividend payout ratio	128.57%	566.67%	36.96%	34.69%	68.00%
Fee revenue as a percent of total revenue	20.22%	21.01%	20.88%	19.93%	18.06%

Net interest margin(1)	4.41%	4.31%	4.38%	4.48%	4.52%
Yield on average earning assets	5.41%	5.34%	5.45%	5.61%	5.67%
Yield on average interest-bearing liabilities	1.31%	1.35%	1.39%	1.44%	1.49%
Net interest spread	4.10%	3.99%	4.06%	4.17%	4.18%
Tax equivalent adjustment to net interest income (dollars in thousands)	$202	$198	$202	$204	$191

Non-interest income to average assets	0.90%	1.04%	1.00%	1.02%	0.96%
Non-interest expense to average assets	3.07%	3.03%	2.97%	3.05%	3.26%

Efficiency ratio(2)	59.10%	59.22%	57.56%	58.01%	62.43%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q10	3Q10	2Q10	1Q10	4Q09
BALANCE SHEET RATIOS
Loans to deposits	95.26%	96.78%	97.45%	97.56%	101.50%
Average interest-earning assets to average-interest bearing liabilities	131.31%	130.60%	130.10%	128.13%	129.55%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.17	$0.17	$0.17
Book value	$16.50	$16.86	$16.85	$16.42	$16.14
Tangible book value	$16.50	$16.86	$16.84	$16.40	$16.13
SHARE PRICE DATA
Closing price	$16.50	$17.00	$16.00	$18.00	$15.75
Diluted earnings multiple(1)	1.00	1.01	0.96	1.10	0.98
Book value multiple(2)	1.00	1.10	0.95	1.10	0.98
COMMON STOCK DATA
Outstanding shares at end of period	3,262,249	3,254,204	3,226,923	3,231,964	3,199,636
Weighted average shares outstanding	3,243,292	3,249,236	3,236,763	3,227,129	3,194,970
Weighted average shares outstanding, diluted	3,250,868	3,259,231	3,245,229	3,232,700	3,202,595
CAPITAL RATIOS
Total equity to total assets	9.64%	9.82%	9.73%	9.65%	9.65%
CREDIT QUALITY
Net charge-offs to average loans	0.70%	1.51%	0.49%	0.23%	0.37%
Total non-performing loans to total loans	2.05%	2.44%	1.84%	1.84%	1.27%
Total non-performing assets to total assets	1.83%	2.18%	1.70%	1.64%	1.48%
Non-accrual loans to:
total loans	2.05%	2.39%	1.51%	1.84%	1.26%
total assets	1.50%	1.77%	1.11%	1.35%	0.95%
Allowance for loan losses to:
total loans	1.74%	1.90%	1.59%	1.56%	1.48%
non-performing assets	69.77%	64.20%	69.04%	69.85%	75.46%
non-accrual loans	84.89%	79.35%	105.45%	84.62%	117.08%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$10	$208	$1,366	$2	$13
Non-accrual loans	8,377	9,870	6,204	7,434	5,099
Other real estate owned and repossessed assets	1,805	2,122	1,906	1,571	2,799
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$3,045	$1,618	$531	$281	$448
(Recoveries)	(149)	(58)	(32)	(52)	(72)
Net charge-offs (recoveries)	2,896	1,560	499	229	376
PROVISION FOR LOAN LOSSES (dollars in thousands)	$2,175	$2,850	$750	$550	$1,450
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$7,832	$6,542	$6,291	$5,970	$4,896
Provision	2,175	2,850	750	550	1,450
Net charge-offs (recoveries)	2,896	1,560	499	229	376
Balance at the end of period	$7,111	$7,832	$6,542	$6,291	$5,970

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2010	Unaudited 9/30/2010	Unaudited 6/30/2010	Unaudited 3/31/2010	Audited 12/31/2009

Assets
Cash and due from banks	$13,468	$12,439	$18,951	$24,385	$7,354
Federal funds sold	—	—	—	—	179
Securities available for sale, at fair value	113,775	112,175	107,104	100,148	101,210
Loans, net of allowance for loan losses	401,338	405,075	404,177	398,134	398,096
Bank premises and equipment, net	15,712	15,881	15,591	14,984	14,778
Other assets	14,045	13,402	13,059	11,904	13,768

Total assets	$558,338	$558,972	$558,882	$549,555	$535,385

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$97,754	$97,409	$94,354	$91,477	$90,575
Savings and interest bearing demand deposits	184,548	177,798	177,999	171,317	170,485
Time deposits	146,492	151,456	149,098	151,765	137,047

Total deposits	$428,794	$426,663	$421,451	$414,559	$398,107
Federal funds purchased and securities sold under agreements to repurchase	14,395	14,920	14,987	14,628	14,016
Federal Home Loan Bank advances	52,250	52,250	57,250	57,250	62,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	1,853	3,047	3,616	2,847	2,152
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$504,509	$504,097	$504,521	$496,501	$483,742

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,124	8,090	8,067	8,045	7,999
Surplus	9,076	8,930	8,733	8,559	8,504
Retained earnings	35,420	35,544	36,014	35,079	34,048
Accumulated other comprehensive income	1,209	2,311	1,547	1,371	1,092

Total shareholders’ equity	$53,829	$54,875	$54,361	$53,054	$51,643

Total liabilities and shareholders’ equity	$558,338	$558,972	$558,882	$549,555	$535,385

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Interest and Dividend Income
Interest and fees on loans	$5,974	$5,934	$23,529	$23,001
Interest on federal funds sold	—	1	2	10
Interest and dividends on securities available for sale:
Taxable interest income	520	617	2,489	2,784
Interest income exempt from federal income taxes	330	304	1,302	1,194
Dividends	227	113	446	461
Interest on deposits in banks	11	—	21	3

Total interest and dividend income	$7,062	$6,969	$27,789	$27,453

Interest Expense
Interest on deposits	$693	$806	$2,983	$4,040
Interest on federal funds purchased and securities sold under agreements to repurchase	96	98	387	392
Interest on Federal Home Loan Bank advances	468	464	1,844	2,042
Interest on trust preferred capital notes	80	80	316	319

Total interest expense	$1,337	$1,448	$5,530	$6,793

Net interest income	$5,725	$5,521	$22,259	$20,660
Provision For Loan Losses	2,175	1,450	6,325	4,350

Net interest income after provision for loan losses	$3,550	$4,071	$15,934	$16,310

Noninterest Income
Income from fiduciary activities	$207	$174	$917	$818
Service charges on deposit accounts	423	522	1,784	2,053
Other service charges and fees	786	534	2,993	2,148
(Loss) Gain on the sale of bank premises and equipment	(83)	(5)	(83)	(5)
(Loss) on the sale of repossessed assets	(92)	15	(338)	(35)
(Loss) on sales of AFS securities	—	20	98	(419)
Other operating income	36	29	128	66

Total noninterest income	$1,277	$1,289	$5,499	$4,626

Noninterest Expenses
Salaries and employee benefits	$2,396	$2,312	$9,263	$9,262
Occupancy expenses	309	134	1,142	1,069
Equipment expenses	156	153	625	666
Advertising and marketing expenses	97	85	435	409
Stationery and supplies	65	94	246	311
ATM network fees	145	20	442	104
FDIC assessment	181	216	852	801
Other operating expenses	1,007	1,350	3,804	3,858

Total noninterest expenses	$4,356	$4,364	$16,809	$16,480

Income before income taxes	$471	$996	$4,624	$4,456
Income Tax Expense	9	204	1,019	1,015

Net income	$462	$792	$3,605	$3,441

Earnings Per Share
Net income per common share, basic	$0.14	$0.25	$1.12	$1.09

Net income per common share, diluted	$0.14	$0.25	$1.11	$1.08

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended December 31,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$78,233	$2,964	3.79%	$65,116	$2,897	4.45%
Tax-Exempt (1)	35,502	1,984	5.59%	32,872	1,827	5.56%

Total Securities	$113,735	$4,948	4.35%	$97,988	$4,724	4.82%
Loans:
Taxable	$394,409	$23,455	5.95%	$391,632	$23,271	5.90%
Non accrual	11,375	0	0.00%	2,562	—	0.00%
Tax-Exempt (1)	5,286	373	7.05%	5,808	410	7.06%

Total Loans	$411,070	$23,828	5.80%	$400,002	$23,681	5.92%
Federal funds sold	64	0	0.00%	3,073	4	0.13%
Interest-bearing deposits in other banks	7,933	44	0.55%	177	0	0.00%

Total earning assets	$532,802	$28,820	5.41%	$501,240	$28,408	5.67%

Allowance for loan losses	(7,777)			(5,222)
Total non-earning assets	37,050			34,881

Total assets	$562,075			$530,899

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$69,649	$210	0.30%	$66,525	$307	0.46%
Money market accounts	71,187	372	0.52%	61,233	443	0.72%
Savings accounts	41,962	53	0.13%	36,927	72	0.19%
Time deposits:
$100,000 and more	61,433	697	1.13%	46,328	755	1.62%
Less than $100,000	86,607	1,418	1.64%	90,998	1,621	1.78%

Total interest-bearing deposits	$330,838	$2,750	0.83%	$302,011	$3,198	1.06%
Federal funds purchased and securities sold under agreements to repurchase	15,447	385	2.49%	15,426	390	5.23%
Federal Home Loan Bank advances	52,250	1,856	3.55%	62,250	1,843	2.96%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$405,752	$5,308	1.31%	$386,904	$5,748	1.49%

Noninterest-bearing liabilities:
Demand deposits	98,720			89,016
Other Liabilities	3,430			3,910

Total liabilities	$507,451			$479,830
Shareholders’ equity	54,624			51,069

Total liabilities and shareholders’ equity	$562,075			$530,899

Net interest income		$22,033			$22,660

Net interest spread			4.10%			4.18%
Interest expense as a percent of average earning assets			1.00%			1.15%
Net interest margin			4.41%			4.52%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended December 31,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$72,029	$2,935	4.07%	$66,132	$3,245	4.91%
Tax-Exempt (1)	34,612	1,973	5.70%	33,670	1,809	5.37%

Total Securities	$106,641	$4,908	4.60%	$99,802	$5,054	5.06%
Loans:
Taxable	393,791	23,269	5.79%	382,908	22,728	5.90%
Non accrual	8,352	0	0.00%	2,515	0	0.00%
Tax-Exempt (1)	5,600	394	7.04%	5,974	413	6.91%

Total Loans	$407,743	$23,663	5.80%	$391,397	$23,141	5.91%
Federal funds sold	1,326	2	0.00%	4,937	10	0.20%
Interest-bearing deposits in other banks	11,054	21	0.19%	221	3	1.36%

Total earning assets	$526,764	$28,594	5.43%	$496,357	$28,208	5.68%

Allowance for loan losses	(6,638)			(4,673)
Total non-earning assets	33,673			34,473

Total assets	$553,799			$526,157

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$69,154	$274	0.40%	$60,338	$306	0.51%
Money market accounts	66,819	407	0.61%	60,001	543	0.90%
Savings accounts	40,570	69	0.17%	36,160	108	0.30%
Time deposits:
$100,000 and more	59,944	740	1.18%	51,455	1,941	3.77%
Less than $100,000	87,940	1,523	1.73%	94,523	1,142	1.21%

Total interest-bearing deposits	$324,427	$2,983	0.92%	$302,477	$4,040	1.34%
Federal funds purchased and securities sold under agreements to repurchase	15,473	387	2.50%	15,736	392	2.49%
Federal Home Loan Bank advances	56,277	1,844	3.28%	63,709	2,042	3.21%
Trust preferred capital notes	7,217	316	4.38%	7,217	319	4.42%

Total interest-bearing liabilities	$403,394	$5,530	1.37%	$389,139	$6,793	1.75%

Noninterest-bearing liabilities:
Demand deposits	93,583			84,876
Other Liabilities	3,114			3,423

Total liabilities	$500,091			$477,438
Shareholders’ equity	53,708			48,719

Total liabilities and shareholders’ equity	$553,799			$526,157

Net interest income		$23,064			$21,415

Net interest spread			4.06%			3.93%
Interest expense as a percent of average earning assets			1.05%			1.37%
Net interest margin			4.38%			4.31%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
GAAP Financial Measurements:
Interest Income - Loans	$5,974	$5,875	$5,873	$5,807	$5,934
Interest Income - Securities and Other Interest-Earnings Assets	1,088	1,074	1,061	1,037	1,035
Interest Expense - Deposits	693	741	765	784	806
Interest Expense - Other Borrowings	644	638	635	630	642

Total Net Interest Income	$5,725	$5,570	$5,534	$5,430	$5,521

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$32	$33	$35	$35	$35
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	170	165	167	169	156

Total Tax Benefit on Tax-Exempt Interest Income	$202	$198	$202	$204	$191

Tax-Equivalent Net Interest Income	$5,927	$5,768	$5,736	$5,634	$5,712